SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              -------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

        Date of report (date of earliest event reported): September 2, 1997

                            DUKE ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

   NORTH CAROLINA                       1-4928                  56-0205520
(State of other jurisdiction of   (Commission File Number)   (I.R.S. Employer
  incorporation)                                             Identification No.)


422 South Church Street
Charlotte, North Carolina                                      28202-1904
(Address of principal executive offices)                        (Zip Code)

        Registrant's telephone number, including area code: 704-594-0887

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Item 5. Other Events.

   On June 18, 1997, the Registrant consummated a stock-for-stock merger with PanEnergy Corp and changed its name to Duke Energy Corporation. The Registrant's revenues and net income for the one month period ended July
31, 1997, were $1,481.6 million and $132.5 million, respectively. This public issuance of 31 days of unaudited combined post merger operations information is made in order to satisfy the requirement, with respect to affiliate trading restrictions set forth in Accounting Series Release Nos. 130 and 135, that financial results covering at least 30 days of post merger combined operations be published.

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                                    SIGNATURE

       Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          DUKE ENERGY CORPORATION
                                                (registrant)




                                          By:   ________________________
                                                Richard J. Osborne
                                                Executive Vice President
                                                and Chief Financial Officer

Dated:  September 2, 1997

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